Exhibit 99.1

HARMONY BIOSCIENCES TO BE ADDED TO RUSSELL 2000® AND RUSSELL 3000® INDEXES

PLYMOUTH MEETING, PA and CHICAGO, IL, December 17, 2020 — Harmony Biosciences Holdings, Inc. (“Harmony”) (Nasdaq: HRMY), a pharmaceutical company dedicated to developing and commercializing innovative therapies for patients living with rare neurological disorders who have unmet medical needs, today announced the Company will be added to the Russell 2000® and Russell 3000® Indexes effective after the U.S. market closes on Friday, December 18.

“Inclusion in the Russell 2000® and Russell 3000® Indexes is an important milestone for Harmony”, said John C. Jacobs, Harmony’s President and Chief Executive Officer. “We believe it will enhance Harmony’s visibility in the investment community and broaden our shareholder base.”

The Russell Indexes are a leading benchmark for institutional investors to track current and historical market performance. The Russell 3000® Index measures the performance of the largest 3,000 publicly traded companies in the U.S., representing the top 98% of the U.S. equity market. The Russell 2000® Index measures the performance of the 2,000 smallest-cap U.S. companies in the Russell 3000® Index.

About Harmony Biosciences

Harmony Biosciences is a commercial stage pharmaceutical company headquartered in Plymouth Meeting, PA and Chicago, IL. The company was established by Paragon Biosciences, LLC, and is focused on providing novel treatment options for people living with rare, neurological disorders who have unmet medical needs. For more information on Harmony Biosciences, please visit the company’s website: www.harmonybiosciences.com.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding our product WAKIX®. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our commercialization efforts and strategy for WAKIX®; the rate and degree of market acceptance and clinical utility of WAKIX®, pitolisant in additional indications, if approved, and any other product candidates we may develop or acquire, if approved; our research and development plans, including our plans to explore the therapeutic potential of pitolisant in additional indications; our ongoing and planned clinical trials; our ability to expand the scope of our license agreement with Bioprojet; the availability of favorable insurance coverage and reimbursement for WAKIX®; the impact of the COVID-19 pandemic; the timing of and our ability to obtain regulatory approvals for pitolisant for other indications as well as any other product candidates; our estimates regarding expenses, future revenue, capital requirements and needs for additional financing; our ability to identify additional products or product candidates with significant commercial potential that are consistent with our commercial objectives; our commercialization, marketing and manufacturing capabilities and strategy; significant competition in our industry; our intellectual property position; loss or retirement of key members of management; failure to successfully execute our growth strategy, including any delays in our planned future growth; our failure to maintain effective internal controls; the impact of government laws and regulations; volatility and fluctuations in the price of our common stock; and the significant costs and required management time as a result of operating as a public company; the fact that the price of the company’s common stock may be volatile and fluctuate substantially; significant costs and required management time as a result of operating as a public company. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on November 12, 2020, and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Harmony Biosciences Media Contact:

Nancy Leone

215-891-6046

nleone@harmonybiosciences.com

Harmony Biosciences Investor Contact:

Lisa Caperelli

484-539-9736

lcaperelli@harmonybiosciences.com